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                                                                     Exhibit 3.3


                                    Form of
                             ARTICLES OF ASSOCIATION

                   Under section 15 of the Companies Law, 1999

                                       of

                              RADVIEW SOFTWARE LTD.

                           A limited liability company

                                    --------

                                     GENERAL

1.       DEFINITION AND INTERPRETATION

1.1. The following terms in these Articles of Association shall have the respective meanings ascribed to them below:

         ARTICLES                     The Articles of Association
                                      of the Company, as set
                                      forth herein or as amended.

         BOARD                        The Board of Directors of the Company.

         BUSINESS DAY                 Sunday to Thursday,
                                      inclusive, with the
                                      exception of holidays and
                                      officials days of rest in
                                      the State of Israel.

         COMPANIES LAW                The Companies Law,
                                      1999, as may be amended
                                      from time to time.

         COMPANIES REGULATIONS        Regulations issued pursuant to
                                      the Companies Law.

         COMPANY                      Radview Software Ltd.

         DIRECTOR                     A Director of the Company
                                      in accordance with the
                                      definition of the Companies
                                      Law.

         GENERAL MEETING              A general meeting of the Shareholders of
                                      the Company.

         LAW                          The provisions of any law
                                      ("din") as defined in the
                                      Interpretation Law, 1981.


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         ORDINARY MAJORITY            More than fifty
                                      percent (50%) of the votes
                                      of the Shareholders who are
                                      entitled to vote and who
                                      actually voted in a General
                                      Meeting in person, by means
                                      of proxy or by means of a
                                      deed of vote.

         SECURITIES                   Shares, bonds, capital
                                      notes or securities
                                      convertible, exchangeable
                                      or exercisable into shares,
                                      and certificates conferring
                                      a right in such securities,
                                      issued by the Company.

         SECURITIES LAW               The Securities Law, 1968.

         SECURITIES REGULATIONS       Regulations issued pursuant to the
                                      Securities Law.

         SHAREHOLDER                  Anyone registered as a
                                      shareholder in the
                                      Shareholder Register of the
                                      Company.

         SIGNIFICANT SHAREHOLDER      A Shareholder who
                                      holds five percent (5%)
                                      or more of the Company's
                                      issued share capital or of
                                      the voting rights in the
                                      Company.

         SPECIAL MAJORITY             A majority of at least
                                      three quarters of the
                                      Shareholders who are
                                      entitled to vote and who
                                      actually voted in a General
                                      Meeting in person, by means
                                      of a proxy or by means of a
                                      deed of vote.


1.2. Unless the subject or the context otherwise requires, each word and expression not specifically defined herein and defined in the Companies Law as in effect on the date when these Articles first became effective shall have the same meaning herein, and to the extent that no meaning is attached to it in the Companies Law, the meaning ascribed to it in the Companies Regulations, and if no meaning is ascribed thereto in the Companies Regulations, the meaning ascribed to it in the Securities Law or Securities Regulations; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include corporate entities.

1.3. The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.


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2.        PUBLIC COMPANY

          The Company is a public company.


3.        THE PURPOSE OF THE COMPANY

          The purpose of the Company is to operate in accordance with business considerations to generate profits; provided, however, that the Company may donate reasonable amounts to worthy causes, as the Board may determine in its discretion, even if such donations are not within the framework of business considerations.


4.        RESERVED.


5.        LIMITED LIABILITY

          The liability of the Shareholders of the Company is limited, each one up to the full amount he undertook to pay for the shares of the Company allotted to him.


                                  SHARE CAPITAL

6.        SHARE CAPITAL

          The registered share capital of the Company is two hundred and fifty thousand New Israeli Shekels (NIS 250,000), divided into twenty-five million (25,000,000) ordinary shares of a nominal value of One Agora (NIS 0.01) each (the "ORDINARY SHARES").

7.        INCREASE OF REGISTERED SHARE CAPITAL

7.1. The Company may, from time to time, by a resolution of the General Meeting adopted by an Ordinary Majority, whether or not all the shares then registered have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its registered share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution of the General Meeting shall provide.

7.2. Except to the extent otherwise provided in such resolution of the General Meeting, such new shares shall be subject to all the provisions applicable to the shares of the original capital.



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8.        SPECIAL RIGHTS; MODIFICATIONS OF RIGHTS

8.1. The rights attached to any class of unissued shares, unless otherwise provided by these Articles, may be modified or abrogated by the Company by a resolution of the General Meeting adopted by an Ordinary Majority.

8.2. The rights attached to any class of issued shares, unless otherwise provided by these Articles, may be modified or abrogated by the Company by a resolution of the General Meeting adopted by an Ordinary Majority, provided that any modification that would directly alter the rights attached to such class shall require the consent in writing of the holders of more than fifty percent (50%) of the issued shares of such class or a resolution of a separate General Meeting of the holders of the shares of such class adopted by an Ordinary Majority.

8.3. Unless otherwise provided by these Articles, the increase of the registered number of shares of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of this Article 8, to alter the rights attached to the previously issued shares of such class or of any other class.

8.4. Subject to the provisions of the Memorandum of Association of the Company, and these Articles, when effecting an increase of the registered share capital under Article 7, or when modifying rights of shares under Article 8, the Company may provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in the adopted resolutions.

9.        CONSOLIDATION, SUBDIVISION, CANCELLATION AND REDUCTION OF SHARE
          CAPITAL

9.1. The Company may, from time to time, by a resolution of the General Meeting adopted by an Ordinary Majority (subject, however, to the provisions of Article 8.2 hereof and to the Companies Law):

          (One) Consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares;

          (Two) Subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by these Articles (subject to the provisions of the Companies Law), and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.


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          (Three)   Cancel any shares which, at the date of the adoption of such resolution of the General Meeting, have not been alloted, so long as the Company is not under an obligation to allot these shares, and reduce the amount of its registered share capital by the amount of the shares so cancelled; or

          (Four) Reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by Law.

9.2. With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board may settle any difficulty which may arise with regard thereto, as it deems appropriate, including, INTER ALIA, resort to one or more of the following actions:

          (One) Determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

          (Two) Allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

          (Three) Redeem, in the case of redeemable shares, and subject to applicable Law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

          (Four) Cause the transfer of fractional shares by certain Shareholders to other Shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this Article 9.2 (d).


                                     SHARES

10.       ISSUANCE OF SHARE CERTIFICATES; REPLACEMENT OF LOST CERTIFICATES

10.1. The Company shall maintain a Shareholder Register and a Register of Significant Shareholders, to be administered by the corporate secretary of the Company, subject to the oversight of the Board.

10.2. Share certificates shall be issued under the seal or stamp of the Company and shall bear the signatures of one Director and the corporate secretary, or of two Directors, or of any other person or persons authorized thereto by the Board.


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10.3.     Each Shareholder shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board so approves, to several certificates, each for one or more of such shares. Each certificate may specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

10.4. A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Shareholder Register in respect of such co-ownership.

10.5. If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board may deem appropriate.

11.       REGISTERED HOLDER

          Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, shall be entitled to treat the holder of any share in trust as a Shareholder and to issue to him a share certificate, in condition that the trustee notify the Company of the identity of the beneficiary, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by Law, be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

12.       ISSUANCE OF SHARES AND OTHER SECURITIES

12.1. The unissued shares from time to time shall be under the control of the Board, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including INTER ALIA terms relating to calls as set forth in Article 14 hereof), and either at par or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board may deem appropriate, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board may deem appropriate.

12.2. The Board may determine to issue a series of bonds or other debt securities, as part of its authority or to take a loan on behalf of the Company.

12.3. The Shareholders of the Company at any given time shall not have any preemptive right or priority or any other right whatsoever with respect to the acquisition of Securities of the Company. The Board, in its sole discretion, may decide to offer Securities of the Company first to existing Shareholders or to any one or more of them.


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12.4.     The Company is entitled to pay a commission (including underwriting fees) to any person, in consideration for underwriting services, or the marketing or distribution of Securities of the Company, whether reserved or unreserved, as determined by the Board. Payments, as stated in this Article 12.4, may be paid in cash or in Securities of the Company, or in a combination thereof.

13.       PAYMENT IN INSTALLMENTS

          If by the terms of issuance of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then registered holder(s) of the share or the person(s) entitled thereto.

14.       CALLS ON SHARES

14.1. The Board may, from time to time, make such calls as it may deem appropriate upon Shareholders in respect of any sum unpaid in respect of shares held by such Shareholders which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each Shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board (and in the notice referred to in Article 14.2), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

14.2. Notice of any call shall be given in writing to the applicable Shareholder(s) not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom and the place where such payment shall be made; provided, however, that before the time for any such payment, the Board may, by notice in writing to such Shareholder(s), revoke such call in whole or in part, extend such time, or alter such designated person and/or place. In the event of a call payable in installments, only one notice thereof need be given.

14.3. If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board and of which due notice had been given, and all the provisions herein contained with respect to calls shall apply to each such amount.

14.4. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.


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14.5.     Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board may prescribe.

14.6. Upon the allotment of shares, the Board may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

15.       PREPAYMENT

          With the approval of the Board, any Shareholder may pay to the Company any amount not yet payable in respect of his shares, and the Board may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board. The Board may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 15 shall derogate from the right of the Board to make any call before or after receipt by the Company of any such advance.


16.       FORFEITURE AND SURRENDER

16.1. If any Shareholder fails to pay any amount payable in respect of a call, or interest thereon as provided herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board, may at any time thereafter, so long as such amount or interest remains unpaid, forfeit all or any of the shares in respect of which such call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, INTER ALIA, attorneys' fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.

16.2. Upon the adoption of a resolution of forfeiture, the Board shall cause notice thereof to be given to the Shareholder whose shares are the subject of such forfeiture, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board), such shares shall be IPSO FACTO forfeited, provided, however, that, prior to the expiration of such period, the Board may nullify such resolution of forfeiture, but no such nullification shall estop the Board from adopting a further resolution of forfeiture in respect of the non-payment of such amount.

16.3. Whenever shares are forfeited as herein provided, all distributions theretofore declared in respect thereof and not actually paid or distributed shall be deemed to have been forfeited at the same time.


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                                       9


16.4. The Company, by resolution of the Board, may accept the voluntary surrender of any share.

16.5. Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board deems appropriate.

16.6. Any Shareholder whose shares have been forfeited or surrendered shall cease to be a Shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article
          14.5 above, and the Board, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board, may accelerate the date(s) of payment of any or all amounts then owing by the Shareholder in question (but not yet due) in respect of all shares owned by such Shareholder, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

16.7. The Board may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems appropriate, but no such nullification shall estop the Board from re-exercising its powers of forfeiture pursuant to this Article 16.


17.       LIEN

17.1. Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each Shareholder which are not fully paid up (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, securing any sum unpaid in respect of such shares, whether the period for the payment, fulfillment or discharge of such unpaid sums shall have actually arrived or not. Such lien shall extend to all distributions from time to time declared in respect of such shares.

17.2. The Board may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board may deem appropriate, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the Company's intention to sell shall have been served on such Shareholder, his executors or administrators.


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17.3.     The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such Shareholder (whether or not the same have matured), or any specific part of the same, as the Board may determine, and the balance, if any, shall be paid to the Shareholder, his executors, administrators or assigns.


18.       SALE AFTER FORFEITURE OR SURRENDER OR IN ENFORCEMENT OF LIEN

          Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board may appoint a person to execute an instrument of transfer of the shares so sold and cause the purchaser's name to be entered in the Shareholder Register in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Shareholder Register in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.


19.       REDEEMABLE SHARES

          The Company may, subject to applicable Law, issue redeemable shares and redeem the same.


20.       TRANSFER OF SHARES

20.1. The shares of the Company are freely transferable. However, no transfer of shares shall be registered unless the Company receives a deed of transfer or other proper instrument of transfer, in form and substance satisfactory to the Board, together with the share certificate(s) and such other evidence of title as the Board may reasonably require. Until the transferee has been registered in the Shareholder Register in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. The Board may, from time to time, prescribe a fee for the registration of a transfer. A deed of transfer shall be in the following form or in any substantially similar form, including any such form as is acceptable to the transfer agent for the Company's shares, or in any form otherwise approved by the Board.


                                DEED OF TRANSFER

           I, _________, (the "TRANSFEROR") of ________________, do hereby transfer, in consideration for _____________, to ______________ (the "TRANSFEREE"), ______________share(s) NIS 0.01 par value each of Radview Software Ltd. (the "COMPANY") to be held by the Transferee and/or his executors, administrators and assigns, subject to the same terms and


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                                       11


          conditions under which I held the same at the time of execution hereof; and I, the said Transferee, do hereby agree to take the said share(s) subject to the conditions aforesaid.

          In witness whereof we hereby execute this Deed of Transfer, this __ day of ______, 20__.

          The Transferor:                         The Transferee:
          Name:_____________                      Name:
          Signature: __________
          Name: _________________                 Signature:
          Signature: _____________

20.2. Upon the death of a Shareholder, the Company shall recognize the custodian or administrator of the estate or executor of the will, and in the absence of such, the lawful heirs of the Shareholder, as the only holders of the right for the shares of the deceased Shareholder, after receipt of evidence to the entitlement thereto, as determined by the Board.

20.3. The Company may recognize the receiver or liquidator of any corporate Shareholder in liquidation or dissolution, or the receiver or trustee in bankruptcy of any Shareholder, as being entitled to the shares registered in the name of such Shareholder, after receipt of evidence to the entitlement thereto, as determined by the Board.

20.4. A person acquiring a right in shares as a result of being a custodian, administrator of the estate, executor of a will or the heir of a Shareholder, or a receiver, liquidator or a trustee in a bankruptcy of a Shareholder or according to another provision of Law, is entitled, after providing evidence of his right to the satisfaction of the Board, to be registered as the Shareholder or to transfer such shares to another person, subject to the provisions of this Article 20.


21.       BEARER SHARE CERTIFICATES

          The Company shall not issue bearer share certificates which grant the bearer rights in the shares specified therein.


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                                       12


                                GENERAL MEETINGS

22.       THE AUTHORITY OF THE GENERAL MEETING

22.1.     MATTERS WITHIN THE AUTHORITY OF THE GENERAL MEETING

          The following matters shall require the approval of the General
Meeting:

          22.1.1.   Amendments to the Articles.

          22.1.2. The exercise by the General Meeting of the authority of the Board, subject to the provisions of the Companies Law, if it is resolved that the Board is incapable of exercising its authority, and that the exercise of such authority is essential to the orderly management of the Company. .

          22.1.3. The appointment or reappointment of the Company's auditor, and the termination or non-renewal of his service.

          22.1.4. The election of Directors (except as specifically set forth otherwise in these Articles), including external Directors, in accordance with Article 45.3 hereof.

          22.1.5. To the extent required by the provisions of the Companies Law, the approval of actions and transactions with interested parties and the approval of an action or a transaction of an Office Holder (as defined in Article 62) which might constitute a breach of the duty of loyalty.

          22.1.6. Changes in the share capital of the Company, as set forth in Articles 7, 8 and 9 hereof.

          22.1.7.   A merger of the Company, as defined in the Companies Law.

          22.1.8.   A liquidation of the Company.

          22.1.9.   Distribution of dividends, as set forth in Article 60.2.

          22.1.10. Any other matters which the Companies Law requires to be dealt with at the General Meeting of the Company, or any matters which were given to the General Meeting in these Articles.

22.2. The General Meeting shall not transfer to another organ of the Company any of its authorities detailed in Article 22.1 above.


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                                       13


22.3. The General Meeting, by a resolution adopted by an Ordinary Majority, may assume the authority which is given to another organ of the Company; provided however, that such taking of authorities shall be with regard to a specific issue or for a specific period of time, all as stated in the resolution of the General Meeting regarding such taking of authorities.


23.       ANNUAL MEETING

23.1. An annual General Meeting shall be held once in every calendar year at such time within a period of not more than fifteen (15) months after the last preceding annual General Meeting and at such place either within or without the State of Israel as may be determined by the Board. These General Meetings shall be referred to as "ANNUAL MEETINGS."

23.2.     An Annual Meeting shall be convened to discuss the following issues:

          23.2.1. The financial statements of the Company, as of the end of the fiscal year preceding the year of the Annual Meeting, and the report of the Board with respect thereto.

          23.2.2. The report of the Board with respect to the fee paid to the Company's auditor.

          23.2.3. The election of Directors in accordance with Article 45 below.

23.3. The agenda at an Annual Meeting may include the following issues, in addition to those referred to in Article 23.2:

          23.3.1.   The appointment of an auditor or the renewal of his office.

          23.3.2. Any other issue which was detailed in the agenda for the Annual Meeting.


24.       EXTRAORDINARY MEETINGS

24.1. All General Meetings other than Annual Meetings shall be referred to as "EXTRAORDINARY MEETINGS." An Extraordinary Meeting shall discuss and decide in all matters which are not discussed and decided in the Annual Meeting, and for which the Extraordinary Meeting was convened.

24.2. The Board may, whenever it deems appropriate, convene an Extraordinary Meeting at such time and place, within or without the State of Israel, as may be determined by the Board, and shall be obliged to do so upon the demand of one of the following:

          24.2.1. Any two Directors or a quarter of the Directors, whichever is lower; or


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                                       14


          24.2.2. Any one or more Shareholders, holding alone or together at least five percent (5%) of the issued share capital of the Company.

24.3. The Board, upon demand to convene an Extraordinary Meeting in accordance with Article 24.2 above, shall announce the convening of the General Meeting within twenty one (21) days from the receipt of a demand in that respect; provided, however, that the date fixed for the Extraordinary Meeting shall not be more than thirty five (35) days from the publication date of the announcement of the Extraordinary Meeting, or such other period as may be permitted by the Companies Law or Companies Regulations.


25.       CLASS MEETINGS

          The provisions of these Articles with respect to General Meetings shall apply, MUTATIS MUTANDIS, to meetings of the holders of a class of shares of the Company (hereinafter: "CLASS MEETINGS"); provided, however, that the requisite quorum at any such Class Meeting shall be one or more Shareholders present in person, by proxy or by deed of vote, and holding together not less than fifty percent (50%) of the issued shares of such class.


26.       NOTICE OF GENERAL MEETINGS

26.1. Unless a shorter period is permitted by Law (provided that such period is not less than seven (7) days prior to the date fixed for the General Meeting), a notice of a General Meeting shall be sent to each Shareholder of the Company registered in the Shareholder Register and entitled to attend and vote at such meeting, at least twenty one (21) days prior to the date fixed for the General Meeting. Subject to the provisions of any Law, each such notice shall specify the place, the day and hour of the meeting, the agenda of the meeting, the proposed resolution(s) or a concise description thereof, the type of the meeting, the required majority, the determining date with respect to participation and voting, the telephone number and the address of the Company's offices and the dates when it is possible to browse the full text of the resolutions, and the arrangements for voting by means of a proxy and, if applicable, a deed of vote. Anything herein to the contrary notwithstanding, with the written consent of all Shareholders entitled to vote thereon, a resolution may be proposed and passed at such meeting although a shorter notice than hereinabove prescribed has been given. A waiver by a Shareholder can also be made in writing after the fact and even after the convening of the General Meeting.

26.2. Notwithstanding anything to the contrary herein, notice by the Company of a General Meeting may be effected, in addition to any means provided in these Articles, by any other means permitted by, and in accordance with the requirements of, the Companies Law or Companies Regulations.

26.3. Any accidental omission with respect to the giving of a notice of a General Meeting to any Shareholder or the non-receipt of a notice with respect to a meeting or any other notice on the part of any Shareholder shall not cause the cancellation of a resolution adopted at that meeting, or the cancellation of acts based on such notice.


                         PROCEEDINGS AT GENERAL MEETINGS

27.       THE AGENDA OF GENERAL MEETINGS

27.1. The agenda of General Meetings shall be determined by the Board and shall also include issues for which an Extraordinary Meeting is being convened in accordance with Article 24 above, or as may be required upon the request of Shareholders in accordance with the provisions of the Companies Law.

27.2. The General Meeting shall only adopt resolutions on issues which are on its agenda.

27.3. The General Meeting is entitled to accept or reject a proposed resolution which is on the agenda of the General Meeting. Subject to applicable Law, the General Meeting may adopt a resolution which is different from the description thereof included in the notice of the General Meeting, provided that such resolution is not materially different from the proposed resolution.

28.       QUORUM

28.1. No business shall be transacted at a General Meeting, or at any adjournment thereof, unless a lawful quorum is present when the meeting proceeds to business.

28.2. Subject to the requirements of the Companies Law, the rules of Nasdaq National Market and any other exchange on which the Company's securities are or may become quoted or listed, and the provisions of these Articles, any two or more Shareholders (not in default in payment of any sum referred to in Article 14 hereof), present in person or by proxy, or who have delivered to the Company a deed of vote indicating their manner of voting, and who hold or represent in the aggregate at least thirty three and one third percent (33 1/3%) of the voting power of the Company, shall constitute a lawful quorum at General Meetings. A Shareholder or his proxy, who also serves as a proxy for other Shareholder(s), shall be regarded as two or more Shareholders, in accordance with the number of Shareholders he is representing.

28.3. If within 30 minutes from the time appointed for the General Meeting a quorum is not present, the meeting, if convened by the Board upon demand under Article 24.2 or, if not convened by the Board, if convened by the demanding Shareholder(s) in accordance with the provisions of the Companies Law, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week (or the first Business Day thereafter), at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy or by deed of vote and voting on the question of adjournment, or, if a specific date for an adjournment of the General Meeting was specified in the notice of such General Meeting, to such date. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, any two (2) Shareholders (not in default as aforesaid) present in person or by proxy or by deed of vote, shall constitute a lawful quorum.

29.       CHAIRMAN

          The Chairman of the Board shall preside as Chairman at every General Meeting. If there is no such Chairman, or if the Chairman is not present within fifteen (15) minutes after the time fixed for holding such meeting or is unwilling to act as Chairman, the Shareholders present shall choose someone of their number or any other person to be Chairman. The position of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a Shareholder or proxy of a Shareholder if, in fact, he is also a Shareholder or proxy, respectively).

30.       ADJOURNED MEETING

          A General Meeting at which a lawful quorum is present (hereinafter:
          "THE ORIGINAL GENERAL MEETING"), may resolve by an Ordinary Majority to adjourn the General Meeting, from time to time, to another time and/or place (hereinafter: an "ADJOURNED MEETING"). In the event that a General Meeting is adjourned for twenty one (21) days or more, a notice of the Adjourned Meeting shall be given in the same manner as the notice of the Original General Meeting. With the exception of the aforesaid, a Shareholder shall not be entitled to receive a notice of an Adjourned Meeting or of the issues which are to be discussed in the Adjourned Meeting. The Adjourned Meeting shall only discuss issues that could have been discussed at the Original General Meeting, and with respect to which no resolution was adopted.


31.       ADOPTION OF RESOLUTIONS AT GENERAL MEETINGS

31.1. All resolutions of the General Meeting, including those with respect to the matters detailed in Article 22.1, shall be adopted by an Ordinary Majority, except with respect to Article 22.1.8 which resolution shall be adopted by a Special Majority, or any other matters with respect to which a greater majority is required by these Articles or by the Companies Law.

31.2. Every matter submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any Shareholder present in person, by proxy or by deed of vote and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another Shareholder may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

31.3. A declaration by the Chairman of the meeting that a resolution has been adopted unanimously, or adopted by a particular majority, or rejected, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.


32.       RESOLUTIONS IN WRITING

          A resolution in writing signed by all Shareholders of the Company then entitled to attend and vote at General Meetings or to which all such Shareholders have given their written consent (by letter, facsimile or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman of the Board) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held. Such resolution could be stated in several counterparts of the same document, each of them signed by one Shareholder or by several Shareholders.


33.       VOTING POWER

          Subject to the provisions of Article 34.1 and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every Shareholder shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted in person, by proxy or by deed of vote, by a show of hands, by written ballot or by any other means.

34.       VOTING RIGHTS

34.1. No Shareholder shall be entitled to vote at any General Meeting (or be counted as a part of the lawful quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid, but this Article shall not apply to Class Meetings pursuant to Article 25.

34.2. A company or other corporate entity being a Shareholder of the Company may, by resolution of its directors or any other managing body thereof, authorize any person to be its representative at any General Meeting. Any person so authorized shall be entitled to exercise on behalf of such Shareholder all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the General Meeting, written evidence of such authorization, in form acceptable to the Chairman, shall be delivered to him.

34.3. Any Shareholder entitled to vote may vote either personally (or, if the Shareholder is a company or other corporate entity, by a representative authorized pursuant to Article 34.2) or by proxy (subject to Article 37 below), or by deed of vote in accordance with
          Article 40 below.

34.4. If two or more persons are registered as joint ^olders of any share, the vote of the senior who tenders a vote, in person, by proxy or by deed of vote, shall be accepted to the exclusion of the vote(s) of the other joint holder(s), and for this purpose seniority shall be determined by the order in which the names stand in the Shareholder Register.


35.       THE DETERMINING DATE WITH RESPECT TO PARTICIPATION AND VOTING

          The Shareholders who are entitled to participate and vote at a General Meeting shall be those Shareholders who are registered in the Shareholder Register of the Company on the date determined by the Board, provided that such date not be more than forty (40) days, nor less than four (4) days, prior to the date of the General Meeting, except as otherwise permitted by the Companies Regulations.

36.       PERSONAL INTEREST IN RESOLUTION

36.1. A Shareholder seeking to vote with respect to a resolution which requires that the majority for its adoption include at least a certain percentage of the votes of all those not having a personal interest (as defined in the Companies Law) in the resolution, shall notify the Company at least two (2) Business Days prior to the date of the General Meeting, whether or not he has a personal interest in the resolution, as a condition for his right to vote and be counted with respect to such resolution.

36.2. A Shareholder voting on a resolution, as aforesaid, by means of a deed of vote or a deed of authorization of a proxy, may include his notice with respect to his personal interest on the deed of vote or deed of authorization, as the case may be.


                                     PROXIES

37.       VOTING BY MEANS OF A PROXY

37.1. A Shareholder registered in the Shareholder Register is entitled to appoint by deed of authorization a proxy (who is not required to be a Shareholder of the Company) to participate and vote in his stead, whether at a certain General Meeting or generally at General Meetings of the Company, whether personally or by means of a deed of vote.

37.2. In the event that the deed of authorization is not limited to a certain General Meeting, then the deed of authorization, which was deposited prior to a certain General Meeting, shall also be good for other General Meetings thereafter. This Article 37 shall also apply to a Shareholder which is a corporation, appointing a person to participate and vote in a General Meeting in its stead.

38.      A DEED OF AUTHORIZATION

38.1. The deed of authorization of a proxy shall be in writing and shall be substantially in the form specified below, or in any usual or common form or in such other form as may be approved by the Board. It shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other corporate entity, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

                              DEED OF AUTHORIZATION

           To: Radview Software Ltd.
           Attn: Corporate Secretary

           I _____________________ of __________________________________
           (Name of Shareholder)                       (Address of Shareholder)
           being a registered holder of __________ Ordinary Shares having a par value of NIS 0.01 each, of Radview Software Ltd., hereby appoint ________________________ of ____________________________
                   (Name of Proxy)                          (Address of Proxy)
           as my proxy to participate and vote for me and in my stead and on my behalf at the General Meeting of the Company to be held on the _____ day of ___________, 20__ and at any adjournment(s) thereof / at any General Meeting of the Company, until I shall otherwise notify you.

           Signed this ______ day of ____________, 20__.

           -------------------------
           (Signature of Appointer)

38.2. The deed of authorization of a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company, at its registered office or at such place as the Board may specify, not less than two (2) hours (or not less than twenty four (24) hours with respect to a General Meeting to be held outside of Israel) before the time fixed for the meeting at which the person named in the deed of authorization proposes to vote, or presented to the Chairman at such meeting.


39.       EFFECT OF DEATH OF APPOINTER OR REVOCATION OF APPOINTMENT

          A vote cast pursuant to a deed of authorization of a proxy shall be valid notwithstanding the previous death, incapacity or bankruptcy, or if a company or other corporate entity, the liquidation, of the appointing Shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written notice of any such event shall have been received by the Company or by the Chairman of the General Meeting before such vote is cast and provided, further, that the appointing Shareholder, if present in person at said General Meeting, may revoke the appointment by means of a writing, oral notification to the Chairman, or otherwise.

                                  DEED OF VOTE

40.       GENERAL

40.1. A Shareholder may vote in a General Meeting by means of a deed of vote on any of the following issues that shall arise in the General
          Meeting:

          40.1.1.   All issues detailed in Article 22.1.1 through 22.1.8 above;

          40.1.2. Any other issue which the Articles provide can be voted thereon by means of a deed of vote.

          40.1.3. Any other issues which may be permitted by the Companies Law or the Companies Regulations.

40.2. The deed of vote shall be signed by the Shareholder and shall be in any form acceptable to the Board.

40.3. To the extent required by the Companies Law and Companies Regulations, the deed of vote shall be sent by the Company, at its expense, to the Shareholders of the Company who are entitled to vote in the General Meeting, together with the notice with respect to the General Meeting.

40.4. A duly executed deed of vote which was received at the registered office of the Company at least two (2) Business Days prior to the date of the General Meeting, shall constitute the participation and voting of the Shareholder who has delivered it, for each and every purpose, including for the purpose of determining the lawful quorum at a General Meeting. A deed of vote received by the Company, in accordance with this Article, with respect to a certain issue which was not voted on at the General Meeting, shall be viewed as an "abstain" with respect to the resolution to adjourn the General Meeting and, at any adjourned General Meeting, shall be counted and voted in accordance with the manner set forth therein.


41.       THE DISQUALIFICATION OF DEEDS OF VOTE AND DEEDS OF AUTHORIZATION

          Subject to the provisions of applicable Law, the corporate secretary of the Company may, in his discretion, disqualify deeds of vote and deeds of authorization and so notify the Shareholder who submitted a deed of vote or deeds of authorization in the following cases:

          41.1. If there is a reasonable suspicion that they are forged or falsified;

          41.2.     If they are not duly executed or completed;

41.3. If there is a reasonable suspicion that they are given with respect to shares for which one or more deeds of vote or deeds of authorization have been given and not withdrawn;

41.4.     If more than one choice is marked for the same resolution; or

41.5. With respect to resolutions which require that the majority for their adoption include a certain percentage of those not having a personal interest in the approval of the resolution, where it was not marked, or otherwise notified to the Company, whether or not the relevant Shareholder has a personal interest.


42.       RECOMMENDATIONS

42.1. The Board, and any other person upon whose lawful demand an Extraordinary Meeting is convened by the Board, may send to the Shareholders a recommendation in order to persuade them with respect to any matter specified in Article 40.1 above, which is on the agenda of such General Meeting. The recommendation shall be delivered at the expense of the Company, together with the deed of vote, if so required by Law. In the event that a General Meeting is convened with respect to any of the matters specified in Article 40.1 above, any Shareholder may submit to the Company, no later than fourteen (14) days prior to the date of the General Meeting, a request that a recommendation be delivered on his behalf to the other Shareholders, together with the form of such recommendation. Unless it is otherwise provided by Law, such recommendation shall be delivered by the Company at the expense of such Shareholder.

42.2. The Board may send to the Shareholders a recommendation in response to a recommendation delivered in accordance with the provisions of this Article, or in response to any other submission to the Shareholders. Such recommendation shall be delivered at the expense of the Company.


                               BOARD OF DIRECTORS

43.       THE AUTHORITY OF THE BOARD

43.1. The authority of the Board is as specified in the Companies Law and in the provisions of these Articles.

43.2. The Board may exercise any authority of the Company which is not, by the Companies Law or by these Articles, required to be exercised by another organ of the Company.

43.3. Without derogating from the generality of Articles 43.1 and 43.2 above, the Board's authority shall include the following:

          43.3.1. The Board may, from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it deems appropriate, including, without limitation, by the issuance of bonds, perpetual or redeemable debentures or other securities, or any mortgages, charges, or other liens on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital.

          43.3.2. The Board may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board, in its sole discretion, shall deem appropriate, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board may from time to time deem appropriate.

          43.3.3. Subject to the provisions of any Law, the Board may, from time to time, authorize any person to be the representative of the Company with respect to those objectives and subject to those conditions and for that time period, as the Board deems appropriate, and may also grant any such representative the authority to delegate any or all of the authorities, powers and discretion given to him by the Board.


44.       BOARD MEETINGS

44.1.     CONVENING MEETINGS OF THE BOARD

          44.1.1. The Chairman of the Board may convene a meeting of the Board at any time; provided that a meeting of the Board be convened at least once every three (3) months.

          44.1.2. The Chairman of the Board shall convene a meeting of the Board at any time or in any event that such meeting is required by the provisions of the Companies Law.

44.2.     NOTICE OF A MEETING OF THE BOARD

          44.2.1. Any notice with respect to a meeting of the Board may be given orally or in writing, so long as the notice is given at least seven (7) days prior to the date fixed for the meeting, unless all Directors or their Alternate Directors (as defined in Article 46.1.1) or their representatives agree on a shorter time period. Such notice shall be delivered personally, by mail, or transmitted via facsimile or e-mail or through another means of communication, to the address, facsimile number or to the e-mail address or to an address where messages can be delivered through other means of communication, as the case may be, as the Director informed the Company in advance.

          44.2.2. A notice with respect to a meeting of the Board shall include the venue, date and time of the meeting of the Board, the issues on its agenda and any other material that the Chairman of the Board requests to be included in the notice with respect to the meeting.

44.3.     THE AGENDA OF BOARD MEETINGS

          The agenda of any meeting of the Board shall be as determined by the Chairman of the Board, and shall include the following matters:

          44.3.1. Matters for which the meeting is required to be convened in accordance with the Companies Law;

          44.3.2. Any matter requested by a Director or by the General Manager to be included in the meeting within a reasonable time (taking into account the nature of the matter) prior to the date of the meeting;

          44.3.3.   Any other matter determined by the Chairman of the Board.

44.4.     QUORUM

          Unless otherwise unanimously decided by the Board, a quorum at a meeting of the Board shall be constituted by the presence of a majority of the Directors then in office who are lawfully entitled to participate in the meeting (as conclusively determined by the Chairman of the Board), but shall not be less than two Directors.

44.5.     CONDUCTING A MEETING THROUGH MEANS OF COMMUNICATION

          The Board may conduct a meeting of the Board through the use of any means of communication, provided all of the participating Directors can hear each other simultaneously. A resolution approved by use of means of communications as aforesaid, shall be deemed to be a resolution lawfully adopted at a meeting of the Board.

44.6.     VOTING IN THE BOARD

          Unless otherwise provided by these Articles, issues presented at meetings of the Board shall be decided upon by a majority of the votes of Directors present (or participating, in the case of a vote through a permitted means of communications) and lawfully entitled to vote thereon (as conclusively determined by the Chairman of the Board). Each Director shall have a single vote.

44.7.     ADOPTION OF RESOLUTIONS WITHOUT CONVENING

          The Board may adopt resolutions without actually convening with the written consent (given by letter, facsimile, e-mail or otherwise) or oral consent (provided that such consent has been confirmed in writing by the Chairman of the Board) of all the Directors then in office and lawfully entitled (as conclusively determined by the Chairman of the Board) to participate and to vote thereon. Matters presented in accordance with this Article 44.7 shall be decided upon by a majority of the votes of such Directors. Resolutions adopted pursuant to this
          Article 44.7 shall be deemed to have been duly adopted by a meeting of the Board duly convened and held. Minutes of such resolutions shall be approved and signed by the Chairman of the Board.

44.8.     WRITTEN RESOLUTION

          A resolution in writing signed by all Directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairman of the Board) or to which all such Directors have given their consent (by letter, facsimile, e-mail or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman of the Board), shall be deemed to have been unanimously adopted by a meeting of the Board duly convened and held.


45.       THE APPOINTMENT OF DIRECTORS

45.1.     THE NUMBER OF DIRECTORS

          The Board shall consist of such number of Directors, not less than five (5) nor more than eleven (11).

45.2.     DIRECTORS GENERALLY

          45.2.1. Subject to the provisions of the Companies Law, a Director may hold another position in the Company.

          45.2.2. A company or other corporate entity may serve as a Director in the Company, subject to the provisions of Articles 46.2 and 46.3 below.

          45.2.3. The Board shall include external Directors as may be required to comply with the requirements of Companies Law, and independent Directors (any of whom may serve as an external Director as referred to above) as may be required to comply with the requirements of the Nasdaq Stock Market or any other securities exchange on which the securities of the Company are then quoted or listed.

45.3.     THE ELECTION OF DIRECTORS AND THEIR TERMS OF OFFICE

          45.3.1. The Directors shall be elected at each Annual Meeting by a resolution adopted by an Ordinary Majority; provided, however, that external Directors shall be elected in accordance with the Companies Law and/or any securities exchange rule applicable to the Company. The Directors shall commence the terms of their office from the close of the Annual Meeting at which they are elected, unless a later date is stated in the resolution with respect to their appointment, and, subject to the provisions of the Companies Law with respect to external Directors, shall serve in office until the close of the next Annual Meeting, unless their office is vacated earlier in accordance with the provisions of Law or these Articles.

          45.3.2. Subject to the provisions of the Companies Law with respect to external Directors, in each Annual Meeting, the Directors that were elected in the previous Annual Meeting, and thereafter, in any Extraordinary Meeting, or otherwise previously appointed to the Board, shall be deemed to have resigned from their office. A resigning Director may be reelected.

          45.3.3. The General Meeting, by a resolution adopted by an Ordinary Majority, or the Board, upon approval of the majority of the Directors of the Company, may elect any person as a Director, to fill an office which became vacant, and also in any event in which the number of members of the Board is less than the minimum set in Article 45.1 above. Any Director elected in such manner shall serve in office until the next Annual Meeting.

45.4.    THE INITIAL STRUCTURE OF THE BOARD

         Until otherwise resolved by a resolution of the shareholders of the Company or by the Board, in accordance with Article 45.3 hereof, the members of the Board shall be: (i) Ilan Kinreich, (ii) William J. Geary, (iii) Shai Beilis, (iv) Yehuda Zisapel, (vi) Robert Steinkrauss, and (vii) Christopher M.
         Stone..


46.       ALTERNATE DIRECTORS AND REPRESENTATIVE OF A DIRECTOR THAT IS A COMPANY

46.1.     ALTERNATE DIRECTORS

          46.1.1. Subject to the provisions of the Companies Law, any Director may, by written notice to the Company, appoint an alternate for himself (in these Articles, an "ALTERNATE DIRECTOR"), dismiss such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever, for a certain meeting or a certain period of time to be specified in the appointment. Any notice given to the Company pursuant to this Article shall be in writing, delivered to the Company and signed by the appointing or dismissing Director, and shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

          46.1.2. Anyone who is not qualified to be appointed as a Director and/or anyone serving as a Director or as an existing Alternate Director may not be appointed and may not serve as an Alternate Director.




46.2.     REPRESENTATIVE OF A DIRECTOR THAT IS A COMPANY

          A Director that is a company or other corporate entity shall appoint an individual, qualified to be appointed as a Director in the Company, in order to serve on its behalf, either for a certain meeting or for a certain period of time or generally and such company or other entity may also dismiss that individual and appoint another in his stead (hereinafter: a "DIRECTOR'S REPRESENTATIVE"). Any notice given to the Company pursuant to this Article shall be in writing, delivered to the Company and signed by the appointing or dismissing body, and shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

46.3. PROVISIONS WITH RESPECT TO ALTERNATE DIRECTORS AND DIRECTOR'S REPRESENTATIVES

          46.3.1. An Alternate Director and a Director's Representative shall have all the authority of the Director who appointed him, provided, however, that he may not in turn appoint an alternate or a representative for himself (unless the instrument appointing him otherwise expressly provides), and provided further that an Alternate Director and a Director's Representative shall have no standing at any meeting of the Board or any committee thereof while the Director who appointed him is present.

          46.3.2. The office of an Alternate Director or a Director's Representative shall be vacated under the circumstances, MUTATIS MUTANDIS, set forth in Article 47, and such office shall IPSO FACTO be vacated if the Director who appointed such Alternate Director or Director's Representative ceases to be a Director.


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                                       28


47.       TERMINATION OF THE TERM OF A DIRECTOR

          Subject to the provisions of the Companies Law with respect to external Directors, the term of a Director shall terminate in any of the following cases:

47.1. If he resigned from his office by way of a signed letter, filed with the corporate secretary at the Company's office;

47.2.     If he is declared bankrupt;

47.3.     If he is declared by an appropriate court to be incapacitated;

47.4. Upon his death and, in the event of a company or other corporate entity, upon the adoption of a resolution for its voluntary liquidation or the issuance of a liquidation order;

47.5. If he is removed from his office by way of a resolution adopted by the General Meeting by an Ordinary Majority;

47.6. If he is convicted of a crime requiring his termination pursuant the Companies Law; or

47.7. If his term of office is terminated by the Board in accordance with the provisions of the Companies Law.


48.       CONTINUING DIRECTORS IN THE EVENT OF VACANCIES

          In the event of one or more vacancies in the Board, the continuing Directors may continue to act in every matter; provided, however, that if the number of continuing Directors is less than the minimum number provided for pursuant to Article 45.1 hereof, and unless the vacancy or vacancies is filled by the Board pursuant to Article 45.3.3, they may only act for the convening of a General Meeting for the purpose of electing Director(s) to fill any or all vacancies.

49.       COMPENSATION OF DIRECTORS

49.1. Directors who do not hold other positions in the Company and who are not external Directors shall not receive any compensation from the Company, unless such compensation and its amount are approved by the General Meeting, subject to applicable Law.

49.2. The compensation of the Directors may be fixed, as an all-inclusive payment or as payment for participation in meetings or as any combination thereof.


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                                       29


49.3. The Company may reimburse expenses incurred by a Director in connection with the performance of his duties as a Director, to the extent provided in a resolution of the Board.


50.       PERSONAL INTEREST OF A DIRECTOR

          Subject to compliance with the provisions of the Companies Law, the Company may enter into any contract or otherwise transact any business with any Director and may enter into any contract or otherwise transact any business with any third party in which contract or business a Director has a personal interest, directly or indirectly.


51.       COMMITTEES OF THE BOARD OF DIRECTORS

51.1. Subject to the provisions of the Companies Law, the Board may delegate its authorities or any part of them to committees, as it deems appropriate, and it may from time to time cancel the delegation of any such authority. Any such committee, while utilizing an authority as stated, is obligated to fulfil all of the instructions given to it from time to time by the Board. The Board may adopt a charter, or guidelines, for any such committee and amend the same from time to time.

51.2. Subject to the provisions of the Companies Law, the rules of the Nasdaq National Market or any other exchange on which the Company's securities are or may become quoted or listed, each committee of the Board shall consist of at least two (2) Directors, of which at least one shall be an external Director; provided that the audit committee shall consist of at least three (3) Directors, and all of the external Directors of the Company shall be members of it.

51.3. The provisions of these Articles with respect to meetings of the Board shall apply, MUTATIS MUTANDIS, to the meetings and discussions of each committee of the Board, provided that no other terms are set by the Board in this matter, and provided that the lawful quorum for the meetings of the committee, as stated, shall be at least a majority of the members of the committee, unless otherwise required by Law.


52.       CHAIRMAN OF THE BOARD

52.1.     APPOINTMENT

          52.1.1. The Board shall choose one of its members to serve as the Chairman of the Board. Unless otherwise provided in the appointing resolution, the Chairman of the Board shall be appointed at each first meeting of the Board held after the General Meeting in which Directors were appointed to the Company.


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                                       30


          52.1.2. In the event that the Chairman of the Board ceases to serve as a Director in the Company, the Board, in its first meeting held thereafter, shall appoint one of its members to serve as a new Chairman who will serve in his position for the term set in the appointment resolution, and if no period is set, until the appointment of a new Chairman, as provided in this Article.

          52.1.3. In the event that the Chairman of the Board is absent from a meeting of the Board within fifteen (15) minutes of the time fixed for the meeting, or if he is unwilling to preside at the meeting, the Board shall appoint one of the Directors present to preside at the meeting.

52.2.     AUTHORITY

52.2.1. The Chairman of the Board shall preside over meetings of the Board and shall sign the minutes of the meetings.

          52.2.2. In the event of deadlock vote, the Chairman of the Board shall not have an additional or casting vote.

          52.2.3. The Chairman of the Board is entitled, at all times, at his initiative or pursuant to a resolution of the Board, to require reports from the General Manager in matters pertaining to the business affairs of the Company.

          52.2.4. The Chairman of the Board shall not serve as the General Manager of the Company, unless he is appointed in accordance with the provisions of the Companies Law.

          52.2.5. The Chairman of the Board shall not serve as a member of the audit committee.


53.       VALIDITY OF ACTS DESPITE DEFECTS

          Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board, or of a committee of the Board, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there was no such defect or disqualification.


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                                       31


                                     MINUTES

54.       MINUTES

54.1. Minutes of each General Meeting and of each meeting of the Board shall be recorded and duly entered in books provided for that purpose. Such minutes shall set forth all resolutions adopted at the meeting and, with respect to minutes of Board meetings, the names of the persons present at the meeting.

54.2. Any minutes as aforesaid, if purporting to be signed by the Chairman of the meeting or by the Chairman of the next succeeding meeting, shall constitute PRIMA FACIE evidence of the matters recorded therein.


                                OFFICERS; AUDITOR

55.       THE GENERAL MANAGER

55.1. The Board shall appoint a General Manager, and may appoint more than one General Manager. Subject to Article 52.2.4, the General Manager may be a Director. Such appointment(s) as General Manager may be either for a fixed term or without any limitation of time, and the Board may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

55.2.     THE AUTHORITY OF THE GENERAL MANAGER

          55.2.1. The General Manager is responsible for the day-to-day management of the affairs of the Company within the framework of the policies set by the Board and subject to its instructions.

          55.2.2. The General Manager shall have all managerial and operational authorities which were not conferred by Law or pursuant to these Articles to any other organ of the Company, and he shall be under the supervision of the Board.

          55.2.3. In the event the Board appoints more than one General Manager, the Board may determine the respective positions and functions of the General Managers and allocate their authorities as the Board may deem appropriate.

          55.2.4. The Board may assume the authority granted to the General Manager, either with respect to a certain issue or for a certain period of time.

          55.2.5. In the event that the General Manager is unable to exercise his authority, the Board may exercise such authority in his stead, or authorize another to exercise such authority.


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                                       32


          55.2.6. The General Manager, with the approval of the Board, may delegate to his subordinates any of his authority.


56.       INTERNAL CONTROLLER

56.1. The Board shall appoint an internal controller to the Company in accordance with the proposal of the audit committee and with the provisions of the Companies Law. The internal controller shall report to the Chairman of the Board, the General Manager and the Chairman of the audit committee, all to the extent required by Law.

56.2. The internal controller shall file with the Board a proposal for an annual or other periodic work plan, which shall be approved by the Board, subject to any changes it deems appropriate.


57.       OTHER OFFICERS OF THE COMPANY

          The Board may appoint, in addition to the General Manager and the internal controller, other officers, define their positions and authorities, and set their compensation and terms of employment. The Board may authorize the General Manager to exercise any or all of its authorities stated in this Article.


58.       THE AUDITOR

58.1. The Shareholders at the Annual Meeting shall appoint an auditor for a period until the close of the following Annual Meeting or for a period not to extend beyond the close of the third Annual Meeting following the Annual Meeting in which he was appointed. Subject to the provisions of the Companies Law, the General Meeting is entitled at any time to terminate the service of the auditor.

58.2. The Board shall fix the compensation of the auditor of the Company for his auditing activities, and shall also fix the compensation of the auditor for additional services, if any, which are not auditing activities, and, in each case, shall report thereon to the Annual Meeting.


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                                       33


                                  DISTRIBUTIONS


59.       GENERAL

          The Company may effect a distribution to its Shareholders to the extent permitted by the Companies Law. Except as permitted by the Companies Law or Companies Regulations, distributions shall not be made except from the profits of the Company legally available therefor.


60.      DIVIDEND AND BONUS SHARES

60.1.     RIGHT TO DIVIDEND OR BONUS SHARES

          60.1.1. A Shareholder shall be entitled to receive dividends or bonus shares, upon the resolution of the Company in accordance with Article 60.2 below, consistent with the rights attached to the shares held by such Shareholder.

          60.1.2. The Shareholders entitled to receive dividends or bonus shares shall be those who are registered in the Shareholder Register on the date of the resolution approving the distribution or allotment, or on such later date, as may be determined in such resolution.

60.2.     RESOLUTION OF THE COMPANY WITH RESPECT TO A DIVIDEND OR BONUS SHARES

          The resolution of the Company with respect to the distribution of a dividend or bonus shares shall be adopted by the General Meeting by an Ordinary Majority, after presentation of the recommendation of the Board. The General Meeting may reject or accept the Board's recommendation or decrease the amount recommended, but may not increase it, provided in each case the distribution is permitted in accordance with the provisions of the Companies Law.

60.3.     SPECIFIC DIVIDEND

          Upon the recommendation of the Board approved by a resolution of the General Meeting adopted by an Ordinary Majority, a dividend may be paid, in whole or in part, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or other securities of the Company or of any other companies, or in any combination thereof.


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                                       34


60.4.     DEDUCTIONS FROM DIVIDENDS

          The Board may deduct from any distribution or other moneys payable to any Shareholder in respect of a share any and all sums of money then payable by him to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other debt permitted to be setoff in accordance with applicable law.

60.5.     RETENTION OF DIVIDENDS

          60.5.1. The Board may retain any dividend, bonus shares or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

          60.5.2. The Board may retain any dividend, bonus shares or other moneys payable or property distributable in respect of a share in respect of which any person is, under Article 20.4, entitled to become a Shareholder, or which any person is, under said Articles, entitled to transfer, until such person shall become a Shareholder in respect of such share or shall transfer the same.

60.6.     MECHANICS OF PAYMENT

          Any dividend or other moneys payable in cash in respect of a share may be paid by check sent by registered mail to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto as a result of the death or bankruptcy of the holder or otherwise, to any one of such persons or to his bank account), or to such person and at such address as the person entitled thereto may direct in writing. Every such check shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check by the banker upon whom it is drawn shall be a good discharge to the Company. Every such check shall be sent at the risk of the person entitled to the money represented thereby.

60.7.     AN UNCLAIMED DIVIDEND

          All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment by the Board of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company; provided, however, that the Board may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.


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                                       35


60.8.     RECEIPT FROM A JOINT HOLDER

          If two or more persons are registered as joint holders of any share, or are entitled jointly thereto as a result of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend, bonus shares or other moneys payable or property distributable in respect of such share.

60.9.     MANNER OF CAPITALIZATION OF PROFITS AND THE DISTRIBUTION OF BONUS
          SHARES

          Upon the recommendation of the Board approved by a resolution of the General Meeting adopted by an Ordinary Majority, the Company may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for distribution, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed as capital among such of the Shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, or may cause any part of such capitalized fund to be applied on behalf of such Shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or other securities of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued shares or debentures or other securities, and may cause such distribution or payment to be accepted by such Shareholders in full satisfaction of their interest in such capitalized sum.

60.10. The Board may settle, as it deems fit, any difficulty arising with regard to the distribution of bonus shares, distributions referred to in Articles 60.3 and 60.9 hereof or otherwise, and in particular, to issue certificates for fractions of shares and sell such fractions of shares in order to pay their consideration to those entitled thereto, to set the value for the distribution of certain assets and to determine that cash payments shall be paid to the Shareholders on the basis of such value, or that fractions whose value is less than NIS
          0.01 shall not be taken into account. The Board may pay cash or convey these certain assets to a trustee in favor of those people who are entitled to a dividend or to a capitalized fund, as the Board shall deem appropriate.

60.11. The provisions of this chapter shall also apply to the distribution of Securities.


61.       ACQUISITION OF SHARES

61.1. The Company is entitled to acquire or to finance an acquisition, directly or indirectly, of shares of the Company or securities convertible or exercisable into shares of the Company, including incurring an obligation to take any of these actions, subject to the fulfillment of the conditions of a permitted distribution under the Companies Law. In the event that the Company so acquired any of its shares, any such share shall become a dormant share, and shall not confer any rights, so long as it held by the Company.

61.2. A subsidiary or another company controlled by the Company is entitled to acquire or finance an acquisition, directly or indirectly, of shares of the Company or securities convertible or exercisable into shares of the Company, or incur an obligation with respect thereto, to the same extent that the Company may make a distribution, subject to the terms of, and in accordance with the Companies Law. In the event a subsidiary or such controlled company so acquired any of the Company's shares, any such share shall not confer any voting rights, so long as it is held by such subsidiary or controlled company.


            INSURANCE, INDEMNIFICATION AND RELEASE OF OFFICE HOLDERS

62.       DEFINITION

          For purposes of Articles 63, 64 and 65 below, the term "Office Holder" shall have the meaning ascribed to such term in the Companies Law.

63.       INSURANCE OF OFFICE HOLDERS

63.1. The Company may, to the extent permitted by the Companies Law including the receipt of all approvals as required therein or under applicable law, enter into a contract for the insurance of the liability of an Office Holder of the Company, in respect of a liability imposed on him as a result of an act done by him in his capacity as an Office Holder of the Company, in any of the following:

          63.1.1. a breach of his duty of care to the Company or to another person;

          63.1.2. a breach of his duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that such act would not harm the Company;

          63.1.3. a financial liability imposed on him in favor of another person.


64.       INDEMNIFICATION OF OFFICE HOLDERS

64.1. The Company may, to the extent permitted by the Companies Law including the receipt of all approvals as required therein or under applicable law, indemnify an Office Holder of the Company for liability or expense he incurs as a result of an act done by him in his capacity as an Office Holder of the Company, as follows:


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                                       37


          64.1.1. a financial liability imposed on him in favor of another person by a court judgment, including a settlement judgment or an arbitrator's award approved by a court;

          64.1.2. reasonable litigation expenses, including attorneys' fees, expended by an Office Holder or charged to him by a court, in a proceeding filed against him by the Company or on its behalf or by another person, or in a criminal charge from which he was acquitted, or in a criminal charge of which he was convicted of a crime which does not require a finding of criminal intent.

64.2. The Company may indemnify an Office Holder of the Company pursuant to this Article 64 retrospectively, and may also undertake in advance to indemnify an Office Holder of the Company, provided the undertaking is limited to events of a kind which the Board believes can be anticipated at the time of such undertaking, and in an amount that the Board determines is reasonable under the circumstances.

65.       RELEASE OF OFFICE HOLDERS

          The Company may, to the extent permitted by the Companies Law, release an Office Holder of the Company, in advance, from his liability, in whole or in part, for damages resulting from the breach of his duty of care to the Company.


66.       GENERAL

          The provisions of Articles 63, 64 and 65 above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification and/or release from liability in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, or in connection with any Office Holder to the extent that such insurance and/or indemnification and/or release from liability is permitted under the Law.


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                                       38


                                   LIQUIDATION

67.       LIQUIDATION

67.1. Subject to the provision of applicable Law, in the event that the Company is liquidated, whether voluntarily or otherwise, the liquidator, with the approval of a General Meeting, may make a distribution in kind to the Shareholders of all or part of the property of the Company, and he may, with the approval of the General Meeting, deposit any part of the property of the Company with trustees in favor of the Shareholders, as the liquidator with the aforementioned approval, deems appropriate.

67.2. Subject to applicable Law and to the rights of shares with special rights upon liquidation, the assets of the Company available for distribution among the Shareholders shall be distributed to them in proportion to the amount paid or credited as paid on the par value of their respective holdings of the shares in respect of which such distribution is being made.


                                    ACCOUNTS

68.       BOOKS OF ACCOUNT

          The Board shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable Law. Such books of account shall be kept at the registered office of the Company, or at such other place or places as the Board may deem appropriate, and they shall always be open to inspection by all Directors. No Shareholder, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by Law or authorized by the Board or by a resolution of the General Meeting adopted by an Ordinary Majority.


69.       AUDIT

          Without derogating from the requirements of any applicable Law, at least once in every fiscal year the accounts of the Company shall be audited and the accuracy of the profit and loss account and balance sheet certified by one or more duly qualified auditors.


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                                       39


                       RIGHTS OF SIGNATURE, STAMP AND SEAL

70.       RIGHTS OF SIGNATURE, STAMP AND SEAL

70.1. The Board shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

70.2.     The Company shall have at least one official stamp.

70.3. The Board may provide for a seal. If the Board so provides, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.


                                     NOTICES

71.       NOTICES

71.1. Any written notice or other document may be served by the Company upon any Shareholder either personally or by sending it by prepaid registered mail (airmail if sent to a place outside Israel) addressed to such Shareholder at his address as described in the Shareholder Register or such other address as he may have designated in writing for the receipt of notices and other documents. Any written notice or other document may be served by any Shareholder upon the Company by tendering the same in person to the corporate secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its registered office. Any such notice or other document shall be deemed to have been served two (2) Business Days after it has been posted (seven (7) Business Days if sent internationally), or when actually received by the addressee if sooner than two days or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such Shareholder (or to the corporate secretary or the General Manager), provided, however, that notice may be sent by facsimile or other electronic means and confirmed by registered mail as aforesaid, and such notice shall be deemed to have been given on the first Business Day (other than Sunday) after such facsimile or other electronic communication has been sent or when actually received by such Shareholder (or by the Company), whichever is earlier. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article 71.1. Unless otherwise provided in these Articles, the provisions of this
          Article 71.1 shall also apply to written notices permitted or required to be given by the Company to any Director or by any Director to the Company.

71.2. All notices to be given to the Shareholders shall, with respect to any share held by persons jointly, be given to whichever of such persons is named first in the Shareholder Register, and any notice so given shall be sufficient notice to the holders of such share.

71.3. Any Shareholder whose address is not described in the Shareholder Register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

71.4. Any Shareholder and any Director may waive his right to receive notices generally or during a specific time period and he may consent that a General Meeting of the Company or a meeting of the Board, as the case may be, shall be convened and held notwithstanding the fact that he did not receive a notice with respect thereto, or notwithstanding the fact that the notice was not received by him within the required time, in each case subject to the provisions of any Law prohibiting any such waiver or consent.